UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

BLUEGREEN VACATIONS HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Florida	001-09071	59-2022148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North Suite 100
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 912-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Bluegreen Vacations Holding Corporation (the “Company”) was held on December 21, 2023. As the sole item of business at the Annual Meeting, the Company’s shareholders approved the election of each of the thirteen director nominees nominated by the Company’s Board of Directors. A summary of the voting results, as certified by an agent of Broadridge Financial Solutions, Inc., who served as the Inspector of Election for the Annual Meeting, is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alan B. Levan	52,984,410	1,262,531	N/A
John E. Abdo	52,827,335	1,419,606	N/A
James R. Allmand, III	51,466,328	2,780,613	N/A
Norman H. Becker	53,002,674	1,244,267	N/A
Lawrence A. Cirillo	51,911,743	2,335,198	N/A
Darwin Dornbush	52,997,234	1,249,707	N/A
Jarett S. Levan	52,827,143	1,419,798	N/A
Joel Levy	52,640,955	1,605,986	N/A
Mark A. Nerenhausen	53,004,185	1,242,756	N/A
William A. Nicholson	52,999,485	1,247,456	N/A
Arnold Sevell	51,913,342	2,333,599	N/A
Orlando Sharpe	53,004,171	1,242,770	N/A
Seth M. Wise	52,827,732	1,419,209	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluegreen Vacations Holding Corporation

Date:	December 21, 2023	By:	/s/ Raymond S. Lopez
Raymond S. Lopez Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer